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                                                                    EXHIBIT 23.1

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Post-Effective Amendment No. 1 to Form SB-2, Registration Statement under the Securities Act of 1933, of Avery Communications, Inc. of our report dated March 15, 2000, on the financial statements of Avery Communications, Inc. as of and for the years ended December 31, 1999 and 1998, accompanying the financial statements contained in Post-Effective Amendment No. 1 to Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Post-Effective Amendment No. 1 to Form SB-2.

                                              /s/ King Griffin & Adamson P.C.
                                          _____________________________________
                                                KING GRIFFIN & ADAMSON P.C.

Dallas, Texas

April 28, 2000